                                                                     EXHIBIT 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               TRANSGENOMIC, INC.

         Transgenomic, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies that:

                  (i) The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 6, 1997;

                  (ii) On June 27, 1997, the incorporator of the Corporation adopted an amendment and restatement of the Corporation's Certificate of Incorporation in accordance with the provisions of Sections 241 and 245 of the Delaware General Corporation Law which was filed with the Secretary of State of the State of Delaware on June 27, 1997;

                 (iii) On February 17, 1998, a Certificate of Correction of the First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware;

                  (iv) On March 4, 2000, the Board of Directors of the Corporation proposed an amendment and restatement of the Corporation's First Amended and Restated Certificate of Incorporation which was duly adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Section 242 of the Delaware General Corporation Law and in accordance with Section 245 thereof on March 30, 2000.

         Accordingly, the text of the First Amended and Restated Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

                                    ARTICLE I

         The name of the Corporation is Transgenomic, Inc.

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19805, and the name of its registered agent at the address of the Corporation's registered office is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         SECTION 4.1. The total number of shares of capital stock which the Corporation shall have the authority to issue is 75,000,000 consisting of (a) 60,000,000 shares of Common Stock, par value $0.01 per share, and (b) 15,000,000 shares of Preferred Stock, par value $0.01 per share.

         SECTION 4.2. Each holder of a share of Common Stock shall be entitled to one vote for each share of Common stock held of record by such holder and to such other powers, rights and preferences as are normally available to holders of Common Stock pursuant to the General Corporation Law of the State of Delaware. Except as may be otherwise provided in this Restated

Certificate of Incorporation or in a Preferred Stock Designation (defined in
Section 4.3), the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and the holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

         SECTION 4.3. The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

                  (a) The designation of the series, which may be by distinguishing number, letter or title;

                  (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

                  (d) The date on which dividends, if any, shall be payable;

                  (e) The redemption rights and price or prices, if any, for shares of the series;

                  (f) The terms and amount of any sinking fund provided for the purchases or redemption of shares of the series;

                  (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (h) Whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

                  (i) Restrictions on the issuance of shares of the same series or of any other class or series; and

                  (j) The voting rights, if any, of the holders of shares of the series.



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


         SECTION 4.4. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

         The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

                  (a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

                  (b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation;

                  (c) Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

                  (d) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

                  (e) Provisions which permit the Corporation to redeem such rights; and

                  (f) The appointment of a rights agent with respect to such rights.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, repeal, alter or amend any provision of the By-laws upon the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE VII

         SECTION 7.1. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         SECTION 7.2. The number of directors constituting the initial Board of Directors shall be five and, thereafter, the number of directors shall be fixed from time to time by resolution of the Board of Directors pursuant to the By-laws of the Corporation, provided that the number shall at no time be less than three or more than fifteen. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1998; directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999; and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

         SECTION 7.3. Advance notice of nominations for elections for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

         SECTION 7.4. The holders of a majority of the shares then entitled to vote at an election of directors may remove any director or the entire Board of Directors, but only for cause.

                                  ARTICLE VIII

         SECTION 8.1. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of his duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         SECTION 8.2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or the Corporation existing at the time of such repeal or modification.


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

                                   ARTICLE IX

         SECTION 9.1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or omission in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 9.2 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, further, that, if required by the General Corporation Law of the State of Delaware, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Article IX or otherwise.

         SECTION 9.2. If a claim under Section 9.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article IX or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

         SECTION 9.3. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation or any bylaw, contract, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 9.4. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         SECTION 9.5. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the General Corporation Law of the State of Delaware with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                    ARTICLE X

         A director of the Corporation, in determining what he reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation's stockholders and, in his discretion, may consider any of the following:

                  (a) The interests of the Corporation's employees, independent contractors, agents, suppliers, creditors and customers;

                  (b) The economy of the nation;

                  (c) Community and societal interests; and

                  (d) The long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                                   ARTICLE XI

         Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the By-laws of the Corporation shall so provide.


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


                                   ARTICLE XII

         Cumulative voting for the election of directors shall not be permitted.

                                  ARTICLE XIII

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. The foregoing sentence shall take effect on the day following the date on which the Corporation first has more than 35 stockholders of record. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, by the Chief Executive Officer if one is appointed, otherwise by the President or as otherwise provided in the By-laws of the Corporation.

                                   ARTICLE XIV

         The vote of stockholders of the Corporation required to approve Business Combinations (as hereinafter defined) shall be as set forth in this
Article XIV.

         SECTION 14.1. In addition to any affirmative vote required by law or by this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 14.3 of this Article XIV:

                  (a) any merger or consolidation of the Corporation with (1) any Interested Stockholder or (2) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of (1) all or substantially all the assets of the Corporation or (2) assets of the Corporation or any of its Subsidiaries representing in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect;

                  (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more, but less than the amount referred to in clause (ii) of paragraph
         (b) of this Section 14.1 or (ii) any merger or consolidation of any Subsidiary of the Corporation having assets with an aggregate Fair Market Value of $10,000,000 or more in a transaction not covered by paragraph (b) of this Section 14.1 with (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;



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                  (d) the issuance or transfer by the Corporation or any
         Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary;

                  (e) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                  (f) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder

shall not be consummated without (5) the affirmative vote of the holders of at least 75% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") and (6) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Restated Certificate of Incorporation or by a registered securities association or in any agreement with any national securities exchange or otherwise.

         SECTION 14.2. The term "Business Combination" as used in this Article XIV shall mean any transaction which is referred to in any one or more of paragraphs (a) through (f) of Section 14.1 of this Article XIV.

         SECTION 14.3. The provisions of Section 14.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all the conditions specified in any of the following paragraphs (a), (b) or (c) are met:

(a) such Business Combination shall have been approved by a majority of the Disinterested Directors and (ii) the Interested Stockholder involved in such Business Combination (x) acquired such status as an Interested Stockholder in a manner substantially consistent with an agreement or memorandum of understanding approved by the Board of Directors (including a majority of the Disinterested Directors) prior to the time such Interested Stockholder became an Interested



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Stockholder and (y) has complied with all requirements imposed by such agreement or memorandum of understanding; or

                  (b) in the case of any Business Combination described in paragraph (a) or (f) of Section 14.1, (i) such Business Combination shall have been approved by a majority of the Disinterested Directors,
         (ii) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than 10% in the total amount of shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by an Interested Stockholder and all Affiliates and Associates of such Interested Stockholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors and (iii) such Business Combination shall not have been consummated within a period of two years after the consummation of any other Business Combination described in paragraph
         (a), (b), (c), (d), (e) or (f) of Section 14.1 (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder; or

                  (c) in the case of any Business Combination described in paragraph (c) or (d) of Section 14.1, such Business Combination shall have been approved by a majority of the Disinterested Directors.

         SECTION 14.4.  For the purposes of this Article XIV:

                  (a) A "PERSON" shall mean any individual, group, firm, corporation, partnership, trust or other entity.

                  (b) "INTERESTED STOCKHOLDER" shall mean any person (other than the Corporation, any Subsidiary and other than any group consisting of the directors and officers of the Corporation which may be deemed to be a group solely by reason of each of them being directors or officers of the Corporation or members of a slate proposed by the Corporation as directors) who or which:

                                    (1) is the beneficial owner, directly or
                  indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                                    (2) is an Affiliate of the Corporation and
                  at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                                    (3) is an assignee of or has otherwise
                  succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have



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


                  occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (c) "DISINTERESTED STOCKHOLDER" shall mean a stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

                  (d) a person shall be a "BENEFICIAL OWNER" of any Voting
         Stock:

                                    (1) which such person or any of its
                  Affiliates or Associates beneficially owns, directly or indirectly; or

                                    (2) which such person or any of its
                  Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

                                    (3) which are beneficially owned, directly
                  or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 14.4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph (d) of this Section 14.4 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options or otherwise.

                  (f) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 1, 1993.

                  (g) "SUBSIDIARY" shall mean any Corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 14.4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

                  (h) "DISINTERESTED DIRECTOR" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is



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


         unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                  (i) "FAIR MARKET VALUE" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Stock Market or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

         SECTION 14.5. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIV, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of
Section 14.3 have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, (i) an aggregate Fair Market Value of $10,000,000 or more or (ii) represent in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article XIV.

         SECTION 14.6. Nothing contained in this Article XIV shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

                                   ARTICLE XV

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XV;



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


provided, however, that any amendment or repeal of Article VIII or Article IX of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and provided, further, that Articles V, VI, VII, VIII, IX, X, XII, XIII, XIV and XV of this Restated Certificate of Incorporation shall not be amended, altered, changed or repealed without the affirmative vote of the holders of at least a majority of the then outstanding stock of the Corporation entitled to vote generally in the election of directors."



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


         IN WITNESS WHEREOF, the undersigned hereby certifies that the facts herein above stated are true and correct and that the execution hereof is my voluntary act and deed and the voluntary act and deed of said corporation, under penalties of perjury on this 24th day of April, 2000.



                                  TRANSGENOMIC, INC.



                                  By: /s/ Mitchell L. Murphy
                                     -------------------------------------------
                                        Mitchell L. Murphy, Controller and
                                        Secretary of Transgenomic, Inc.


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